Director Awards

DELL INC.
Amendment No. 1 to Restricted Stock Unit Agreements

This Amendment No. 1 to Restricted Stock Unit Agreements (this “Amendment”) is made as of June 12, 2012 (the “Amendment Effective Date”) and relates to certain units (the “Units”) representing the right to receive shares (the “Shares”) of the common stock (the “Common Stock”) of Dell Inc., a Delaware corporation (the “Company”), granted to you by the Company under the Company's 2002 Long-Term Incentive Plan (as amended and restated through the Amendment Effective Date, the “Plan”). Capitalized terms used in this Amendment but not defined herein have the respective meanings ascribed to them in the Plan or the applicable Restricted Stock Unit Agreement.

The Board adopted a dividend policy on June 12, 2012 under which, subject to certain terms and conditions, the Board will declare and the Company will pay a cash dividend on the Company's issued and outstanding Common Stock in each fiscal quarter. The Board of Directors has determined that it is appropriate and in the best interests of the Company and you to amend the Restricted Stock Unit Agreements that are outstanding as of the Amendment Effective Date (the “Agreements”), to provide for your right, subject to the terms and conditions set forth in the Agreements as amended by this Amendment, to receive dividend equivalent payments with respect to the Shares that are received by you pursuant to the Agreements.

1.    Amendment to “Rights as a Stockholder” Provision of Agreements. The provision of each of the Agreements set forth under the heading “Rights as a Stockholder” is hereby amended and restated in its entirety to read as follows:

“Rights as a Stockholder; Dividend Equivalent Rights. You will have no rights as a stockholder with respect to Shares that may be received by you pursuant to this Agreement until the Restrictions have lapsed and those Shares are issued and registered in your name on the books of the Company's transfer agent. If the Company declares a cash dividend on the Common Stock after the Amendment Effective Date, you will be entitled to receive with respect to each Unit which is outstanding on the dividend record date, and for which the Restrictions lapse prior to the expiration of such Unit, an amount in cash equal to the amount of such cash dividend declared and paid on one share of Common Stock (a “Dividend Equivalent”), so long as such dividend record date occurs not later than the date on which the Share underlying such Unit is issued to you. Dividend Equivalents will not be credited with interest and the payment of Dividend Equivalents will be subject to withholding for taxes in accordance with this Agreement. The Company will pay you the Dividend Equivalent payment amount with respect to a Unit for which the Restrictions have lapsed on the date on which the Company issues the Share underlying such Unit in accordance with this Agreement or as soon as administratively practicable thereafter. If the issuance of any Share is deferred to a date later than the date on which the Restrictions have lapsed with respect to the related Unit under any agreement between you and the Company, payment to you of the related Dividend Equivalent payment amount similarly will be deferred to such later issue date. You will not be entitled to receive Dividend Equivalent payments with respect to any Units for which the Restrictions have not lapsed. Your right to receive Dividend Equivalent payments will be subject to acceleration of the lapse of the Restrictions, expiration and restrictions on transferability on the same basis as the Units.”

2.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, United States of America.

3.    Effect of Amendment. Each of the Agreements and the terms of the Units granted to you pursuant to each such Agreement are amended by this Amendment as of the Amendment Effective Date and, except as expressly so amended, shall remain in full force and effect in accordance with the terms in effect immediately before the Amendment Effective Date.

DELL INC.

By:    ________________________________